Exhibit 99

Rocky Brands, Inc. Announces First Quarter 2022 Results

First Quarter Sales Increased to $167.0 Million

NELSONVILLE, Ohio, May 3, 2022 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Overview

●	Net sales increased 90.5% to $167.0 million
o	Wholesale segment sales increased 126.2%; Retail segment sales increased 19.3%
● ●	Operating income increased 100.5% to $13.2 million Adjusted operating income increased 17.7% to $14.2 million
●	Net income increased 63.4% to $7.3 million, or $0.99 per diluted share
●	Adjusted net income decreased 6.8% to $8.2 million, or $1.10 per diluted share

“The year has started off well with demand for our brands remaining very strong,” said Jason Brooks, Chairman, President and Chief Executive Officer. “We have built a powerful brand portfolio featuring innovative footwear that is resonating with consumers across multiple categories led by work, western and outdoor. To better support growth and improve the organization’s ability to capitalize on market opportunities, we have invested in additional distribution and fulfillment capacity and hired more personnel to help execute these critical functions.  The combination of the current cost environment and tight labor market has resulted in higher temporary spending to bring our new facility up to speed.  We are making good progress and anticipate gaining further efficiencies as the year proceeds, enabling us to translate our top-line strength into enhanced profitability.  At the same time, we expect to manage inventories down to more normalized levels, which will be another source of cash utilized to reduce debt. We are excited about the near and long-term prospects for Rocky Brands and are focused on continuing to create value for all of our stakeholders.”

First Quarter Review

First quarter net sales increased 90.5% to $167.0 million compared with $87.7 million in the first quarter of 2021. First quarter 2022 net sales include $64.0 million in Boston Group net sales compared with $6.5 million in the same period last year. The Boston Group is defined as The Original Muck Boot Company, XTRATUF, Servus, NEOS and Ranger brands acquired from Honeywell International Inc. on March 15, 2021.

Wholesale sales for the first quarter increased 126.2% to $134.0 million compared to $59.2 million for the same period in 2021. Retail sales for the first quarter increased 19.3% to $28.6 million compared to $24.0 million for the same period last year. Contract manufacturing segment sales, which include contract military sales and private label programs, were $4.4 million in the first quarter of 2022 and 2021.

Gross margin in the first quarter of 2022 was $62.8 million, or 37.6% of net sales, compared to $35.1 million, or 40.1% of net sales, for the same period last year. The decrease in gross margin was mainly attributable to the increase in inbound freight costs coupled with the delayed impact of our price increases and a lower mix of retail segment sales compared with the year ago period, which carry higher gross margins than the wholesale and contract manufacturing segments.

Operating expenses were $49.6 million, or 29.7% of net sales, for the first quarter of 2022 compared to $28.6 million, or 32.6% of net sales, for the same period a year ago. Excluding $1.0 million in acquisition related amortization and integration expenses in the first quarter of 2022 and $5.2 million in acquisition related expenses in the first quarter of 2021, operating expenses were $48.6 million or 29.1% of net sales in the current year period and $23.4 million, or 26.7% of net sales in the year ago period. The increase in operating expenses was driven primarily by the expenses associated with the acquired brands and higher logistics and fulfillment costs including temporary spending associated with the opening of the new distribution facility in Reno, Nevada. (See below for a reconciliation of GAAP financial measures to all non-GAAP financial measures used in this release).

Income from operations for the first quarter of 2022 was $13.2 million, or 7.9% of net sales compared to $6.6 million or 7.5% of net sales for the same period a year ago. Adjusted operating income for the first quarter of 2022 was $14.2 million, or 8.5% of net sales compared to adjusted operating income of $12.1 million, or 13.8% of net sales a year ago.

Interest expense for the first quarter of 2022 was $3.9 million compared with $0.7 million a year ago. The increase reflected interest payments on the senior term loan and credit facility used to finance the Boston Group acquisition.

The Company reported first quarter 2022 net income of $7.3 million, or $0.99 per diluted share compared to net income of $4.5 million, or $0.61 per diluted share in the first quarter of 2021. Adjusted net income for the first quarter of 2022, was $8.2 million, or $1.10 per diluted share compared to adjusted net income of $8.7 million, or $1.19 per diluted share in the first quarter of 2021.

Balance Sheet Review

Cash and cash equivalents were $15.0 million at March 31, 2022 compared to $8.9 million on the same date a year ago.

Total debt at March 31, 2022 was $267.7 million which includes $126.8 million of senior term loan and borrowings under the Company's senior secured asset-backed credit facility.

Inventories at March 31, 2022 increased to $289.2 million compared to $125.1 million on the same date a year ago. The change in inventories was driven by overall cost increases and strong sales growth, combined with additional inventory on hand as the result of increased transit times and the distribution and fulfillment challenges experienced in the second half of 2021.  The Company plans to realign inventory levels with sales growth and inventory purchasing strategies by the end of 2022.

As of March 31, 2021 the amount of Goodwill arising from our Acquisition was not yet determined and therefore was included in Identified Intangible assets. Upon finalizing our purchase price accounting, Goodwill was valued and separated from intangible assets in the balance sheet.

Conference Call Information

The Company's conference call to review first quarter 2022 results will be broadcast live over the internet today, Tuesday, May 3, 2022 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus®, NEOS® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the ability of the Company to gain further efficiencies as the year proceeds enabling the Company to translate top-line strength into enhanced profitability (Paragraph 2), the expectation that inventory levels will come down to normalized levels (Paragraph 2), and the Company’s near and long-term prospects (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 15, 2022) One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31,	December 31,	March 31,
	2022	2021	2021
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$14,950	$5,909	$8,892
Trade receivables – net	123,387	126,807	84,050
Contract receivables	268	1,062	2,171
Other receivables	260	242	231
Inventories – net	289,230	232,464	125,133
Income tax receivable	2,338	4,294	-
Prepaid expenses	5,875	4,507	4,116
Total current assets	436,308	375,285	224,593
LEASED ASSETS	10,696	11,428	1,696
PROPERTY, PLANT & EQUIPMENT – net	60,958	59,989	51,150
GOODWILL	50,246	50,641	-
IDENTIFIED INTANGIBLES – net	125,528	126,315	170,930
OTHER ASSETS	938	917	715
TOTAL ASSETS	$684,674	$624,575	$449,084

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$156,890	$114,632	$45,077
Contract liabilities	268	1,062	2,927
Current Portion of Long-Term Debt	3,250	3,250	3,250
Accrued expenses:
Salaries and wages	3,715	3,668	3,005
Taxes - other	2,054	849	618
Accrued freight	1,735	1,798	1,479
Commissions	1,689	2,447	1,185
Accrued duty	18,873	5,469	6,953
Accrued interest	-	2,133	-
Income tax payable	-	-	2,357
Other	8,014	4,828	5,343
Total current liabilities	196,488	140,136	72,194
LONG-TERM DEBT	264,486	266,794	183,019
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	8,200	8,809	1,178
DEFERRED INCOME TAXES	10,293	10,293	8,271
DEFERRED LIABILITIES	584	519	386
TOTAL LIABILITIES	480,220	426,720	265,217
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2022 - 7,311,059; December 31, 2021 - 7,302,199; March 31, 2021 7,280,711	68,454	68,061	66,856
Retained earnings	136,000	129,794	117,011
Total shareholders' equity	204,454	197,855	183,867
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$684,674	$624,575	$449,084

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended
	March 31,
	2022	2021
NET SALES	$167,025	$87,667
COST OF GOODS SOLD	104,198	52,528
GROSS MARGIN	62,827	35,139

OPERATING EXPENSES	49,630	28,558

INCOME FROM OPERATIONS	13,197	6,581

INTEREST EXPENSE AND OTHER EXPENSES	(3,907)	(747)

INCOME BEFORE INCOME TAX EXPENSE	9,290	5,834

INCOME TAX EXPENSE	1,951	1,342

NET INCOME	$7,339	$4,492

INCOME PER SHARE
Basic	$1.00	$0.62
Diluted	$0.99	$0.61

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,306	7,258
Diluted	7,410	7,348

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended
	March 31,
	2022	2021
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$62,827	$35,139
ADD: INVENTORY FAIR VALUE ADJUSTMENT	-	331
ADJUSTED GROSS MARGIN	$62,827	$35,470

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$49,630	$28,558
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	265	5,193
LESS: ACQUISITION-RELATED AMORTIZATION	782	-
ADJUSTED OPERATING EXPENSES	48,583	23,365

INCOME FROM OPERATIONS, ADJUSTED	$14,244	$12,105

OTHER EXPENSES	$(3,907)	$(747)

NET INCOME
NET INCOME, AS REPORTED	$7,339	$4,492
ADD: TOTAL NON-GAAP ADJUSTMENTS	1,047	5,524
LESS: TAX IMPACT OF ADJUSTMENTS	(236)	(1,271)
ADJUSTED NET INCOME	$8,150	$8,745

NET INCOME PER SHARE, AS REPORTED
BASIC	$1.00	$0.62
DILUTED	$0.99	$0.61

ADJUSTED NET INCOME PER SHARE
BASIC	$1.12	$1.20
DILUTED	$1.10	$1.19

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,306	7,258
DILUTED	7,410	7,348

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP Non-GAAP Adjusted gross margin,” “Non-GAAP Adjusted operating expenses,”  “Non-GAAP Adjusted net income,” and “Non-GAAP Adjusted earnings per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We excluded acquisition-related integration expenses for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.